UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2016

SORRENTO THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36150	33-0344842
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	IRS Employer Identification No.)

9380 Judicial Drive

San Diego, CA 92121

(Address of principal executive offices)

Registrant’s telephone number, including area code: (858) 210-3700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

On June 30, 2016, Sorrento Therapeutics, Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”). A total of 49,897,895 shares of common stock, constituting a quorum, were represented in person or by valid proxies at the Annual Meeting. The final results for each of the matters submitted to a vote of stockholders at the Annual Meeting, as set forth in the Definitive Proxy Statement, filed with the SEC on May 13, 2016, are as follows:

Proposal 1. All of the six (6) nominees for director were elected to serve until the 2017 Annual Meeting of Stockholders or until their respective successors have been duly elected and qualified, or until such director’s earlier resignation, removal or death. The result of the votes to elect the six (6) directors was as follows:

Directors	For	Against	Abstain
Henry Ji, Ph.D.	39,562,050	0	3,685,202
William Marth	38,860,909	0	4,386,343
Kim D. Janda, Ph.D.	37,612,868	0	5,634,384
Douglas Ebersole	37,613,733	0	5,633,519
Jaisim Shah	37,539,671	0	5,707,581
David H. Deming	39,220,309	0	4,026,943

Proposal 2. The appointment of Mayer Hoffman McCann P.C. as the Company’s independent registered public accounting firm for its fiscal year ended December 31, 2016 was ratified and approved by the stockholders by the votes set forth in the table below:

For	Against	Abstain
44,000,116	5,673,825	223,954

Proposal 3. An amendment to the Company’s Amended and Restated 2009 Stock Incentive Plan, as amended, to increase the number of shares issuable thereunder to 6,260,000 shares from 3,760,000 shares was approved by the stockholders by the votes set forth in the table below:

For	Against	Abstain
39,117,215	3,516,155	613,882

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 30, 2016

SORRENTO THERAPEUTICS, INC.

By:	/s/ Henry Ji
Name:	Henry Ji
Title:	President and Chief Executive Officer